Exhibit 99.1

P R E S S   R E L E A S E

Splunk Appoints Jason Child as Chief Financial Officer

Former Amazon and Groupon Finance Executive to Succeed Retiring CFO Dave Conte

SAN FRANCISCO — May 2, 2019 — Splunk Inc. (NASDAQ: SPLK), delivering actions and outcomes from the world of data, today announced it has appointed Jason Child as senior vice president and chief financial officer (CFO). Child has more than 25 years of experience leading at high growth companies and scaling global finance functions. He will succeed Dave Conte, who announced his retirement in November 2018 after more than eight years as CFO at Splunk. Conte will help to facilitate a smooth transition and remain a strategic advisor through the transition. Child will report to Doug Merritt, President and CEO, Splunk. His start date will be May 6, 2019.

“Jason has a well-earned reputation for leading finance at disruptive, high-growth companies, and I am thrilled he has joined the Splunk team,” Merritt said. “Jason will help Splunk continue to create global scale and fuel our ongoing growth and innovation across the business. I would like to thank Dave for his leadership as CFO for eight years from pre-IPO to over $2 billion in expected revenue this year.”

Child has served as CFO at Opendoor since 2017. He previously served as CFO at Jawbone from 2015 to 2016; and CFO at Groupon, Inc. from 2010 to 2015. Child also helped Amazon scale the global finance team in a variety of leadership roles around the world from 1999 to 2010.

“Bringing data to business decisions and actions has been a cornerstone of my career, and I’m thrilled to join Splunk and help scale the business so all organizations can take action with their data,” said Child. “Splunk is one of the most successful enterprise software companies in recent history, and the finance team is a big part of that track record. It is an honor to succeed Dave Conte, and I am excited to be part of Splunk’s next wave of innovation and success .”

Splunk Inc. | www.splunk.com

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue targets for the company’s fiscal year 2020 and other statements regarding our market opportunity, product innovation, and expectations for our business. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations and through acquisitions; Splunk’s shift from sales of perpetual licenses in favor of sales of term licenses and subscription agreements for our cloud services; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to our convertible notes; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in Splunk’s Annual Report on Form 10-K for the fiscal year ended January 31, 2019, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

About Splunk Inc.

Splunk Inc. (NASDAQ: SPLK) helps organizations ask questions, get answers, take actions and achieve business outcomes from their data. Organizations use market-leading Splunk solutions with machine learning to monitor, investigate and act on all forms of business, IT, security, and Internet of Things data. Join millions of passionate users and try Splunk for free today.

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Splunk Cloud, Splunk Light and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2019 Splunk Inc. All rights reserved.

For more information, please contact:

Media Contact

Tom Stilwell

Splunk Inc.

press@splunk.com

Investor Contact

Ken Tinsley

Splunk Inc.

ir@splunk.com